                                                            EXHIBIT 23(D)(XVIII)

                                    [FORM OF]
                    AMENDMENT NO. 2 TO SUBADVISORY AGREEMENT

     This AMENDMENT NO. 2 TO SUBADVISORY AGREEMENT (the "Amendment") is effective as of May 1, 2007 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and J.P. MORGAN INVESTMENT MANAGEMENT INC., a Delaware corporation (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and SUNAMERICA SERIES TRUST, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

     WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated November 1, 2005, as amended effective January 23, 2006 (the "Subadvisory Agreement") with respect to the Trust; and

     WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Schedule A to the Subadvisory Agreement is hereby amended to reflect the addition of the SunAmerica Series Trust Mid-Cap Growth Portfolio. Schedule A is also attached hereto.

                                     Annual Fee
                           (as a percentage of the average
                           daily net assets the Subadviser
Portfolio(s)                  manages in the portfolio)
------------               -------------------------------
Mid-Cap Growth Portfolio   0.42% on the first $100 million
                           0.40% over $100 million

     Subadviser shall manage the Mid-Cap Growth Portfolio assets and shall be compensated as noted above.

     2. Section 2(a) of the Subadvisory Agreement is amended to delete the underlined portion of the following sentence contained therein:

     In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio, provided, however, that for each Portfolio the average annual percentage of portfolio transactions which are engaged in with the Subadviser's affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, may not exceed 25% of the Portfolio's total transactions in securities and other investments during the Trust's fiscal year.

     3. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     4. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

     5. MISCELLANEOUS. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.   J.P. MORGAN INVESTMENT MANAGEMENT INC.


By:                                     By:
    ---------------------------------       ------------------------------------
Name: Peter A. Harbeck                  Name:
Title: President and Chief Executive          ----------------------------------
       Officer                          Title:
                                               ---------------------------------


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

                                   SCHEDULE A

                              Effective May 1, 2007

                                            ANNUAL FEE
                            (AS A PERCENTAGE OF THE AVERAGE DAILY NET
                              ASSETS THE SUBADVISER MANAGES IN THE
PORTFOLIO(S)                                 PORTFOLIO)
------------                -----------------------------------------
Global Equities Portfolio   0.45% on the first $50 million
(Tax ID No. 13-7002447)     0.40% on the next $100 million
                            0.35% on the next $350 million
                            0.30% over $500 million

Balanced Portfolio          0.40% on the first $50 million
(Tax ID No. 95-4572884)     0.30% on the next $100 million
                            0.25% over $200 million

Mid-Cap Growth Portfolio    0.42% on the first $100 million
(Tax ID No. 95-4734552)     0.40% over $100 million


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